Exhibit 99.1

ECVISION (INTERNATIONAL) INC.
(Incorporated in the Cayman Islands with limited liability)

AUDITED FINANCIAL STATEMENTS

FOR THE YEAR ENDED

MARCH 31, 2014

ECVISION (INTERNATIONAL) INC.

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

Content    Pages

Report of Independent Auditors    1

Consolidated Balance Sheet as of March 31, 2014    2

Consolidated Statement of Comprehensive Income for the year ended March 31, 2014    3

Consolidated Statement of Cash Flows for the year ended March 31, 2014    4

Consolidated Statement of Stockholders' Equity for the year ended March 31, 2014    5

Notes to consolidated financial statements    6 - 16

REPORT OF INDEPENDENT AUDITORS
TO THE MANAGEMENT OF
ECVISION (INTERNATIONAL) INC.

We have audited the accompanying consolidated financial statements of ecVision (International) Inc. and its subsidiaries, which comprise the consolidated balance sheet as of March 31, 2014, and the related consolidated statements of comprehensive income, of stockholders’ equity and of cash flows for the year then ended.

Management's Responsibility for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of the consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditor's Responsibility

Our responsibility is to express an opinion on the consolidated financial statements based on our audit. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on our judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, we consider internal control relevant to the Company's preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of ecVision (International) Inc. and its subsidiaries at March 31, 2014, and the results of their operations and their cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

/s/ PricewaterhouseCoopers

Hong Kong, June 27, 2014, except for Note 6 and the second paragraph of Note 14 to the consolidated financial statements, as to which the date is May 18, 2015.

ECVISION (INTERNATIONAL) INC.

CONSOLIDATED BALANCE SHEET
(Amounts in thousands of US$)

At March 31:	Note	2014
		US$
ASSETS

Current assets:
Cash and cash equivalents	3	3,980
Time deposits		504
Accounts receivable, net of provision for doubtful accounts of US$135 as at March 31, 2014	4	2,254
Prepaid expenses, rental deposits and other current assets		61
Total current assets		6,799
Plant and equipment, net	5	456
Rental deposits		195
Total assets		7,450

Liabilities, redeemable convertible preferred stock and stockholders' equity

Current liabilities:
Deferred revenue		1,824
Staff cost accrual		281
Other accrued liabilities		574
Capital lease payables		20
Total current liabilities		2,699
Non-current capital lease payables		8
Total liabilities		2,707

Commitments	11	—

Redeemable convertible preferred stock:
Series B redeemable convertible preferred stock, US$0.01 par value:
Authorized, issued and outstanding: 7,404,762 shares as at March 31, 2014	6	55,455

Stockholders' equity:
Common stock, US$0.01 par value:
Authorized: 29,404,762 shares; Issued and outstanding: 6,349,804 shares as at March 31, 2014		63
Series A convertible preferred stock, US$0.01 par value:
Authorized, issued and outstanding: 8,000,000 shares as at March 31, 2014	6	80
Additional paid-in capital		—
Accumulated deficits		(50,967)
Accumulated other comprehensive income		112
Total stockholders’ equity		(50,712)
Total liabilities, redeemable convertible preferred stock and stockholders' equity		7,450

The accompanying notes are an integral part of these consolidated financial statements.

ECVISION (INTERNATIONAL) INC.

CONSOLIDATED STATEMENT OF COMPREHENSIVE INCOME
(Amounts in thousands of US$)

For the year ended March 31:	Note	2014
		US$
Revenues	2(k)	12,457

Cost of revenues		(3,234)

Gross margin		9,223

Selling, general and administrative expenses		(7,767)

Operating income		1,456

Interest income		29

Income before income taxes		1,485

Income taxes	8	-

Net income		1,485

Other comprehensive income:
Foreign currency translation adjustments		(4)

Total comprehensive income for the year		1,481

The accompanying notes are an integral part of these consolidated financial statements.

ECVISION (INTERNATIONAL) INC.

CONSOLIDATED STATEMENT OF CASH FLOWS
(Amounts in thousands of US$)

For the year ended March 31:	2014
US$

Cash flows from operating activities:
Net income	1,485
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	274
Provision for doubtful accounts	152
Stock-based compensation expense	1

Changes in operating assets and liabilities:
Increase in accounts receivable	(1,317)
Increase in prepaid expenses, rental deposits and other current assets	(84)
Increase in deferred revenue	390
Increase in accrued liabilities	219
Net cash provided by operating activities	1,120

Cash flows from investing activities:
Purchases of property and equipment	(391)
Increase in time deposits	(214)
Net cash used in investing activities	(605)

Cash flows from financing activities:
Repayment of capital element of capital lease	(11)
Net cash provided by financing activities	(11)

Effect of exchange differences on cash and cash equivalents	(4)

Net increase in cash and cash equivalents	500
Cash and cash equivalents at the beginning of year	3,480
Cash and cash equivalents at the end of year	3,980

Supplemental cash flow information:
Interest paid	-
Finance lease arrangements (furniture, fixtures and equipment)	39
Income tax paid	-

The accompanying notes are an integral part of these consolidated financial statements.

ECVISION (INTERNATIONAL) INC.

CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
(Amounts in thousands of US$)

	Common stock		Preferred stock Series A		Additional paid-in	Accumulated	Accumulated other comprehensive
	Shares	Amount	Shares	Amount	capital	deficits	income	Total
		US$		US$	US$	US$	US$	US$

Balance at March 31, 2013	6,349,804	63	8,000,000	80	—	(47,411)	116	(47,152)
Foreign currency translation expense	—	—	—	—	—	—	(4)	(4)
Accretion of redeemable convertible preferred stock to redemption value	—	—	—	—	(1)	(5,041)	—	(5,042)
Stock–based compensation expense	—	—	—	—	1	—	—	1
Net income for the year	—	—	—	—	—	1,485	—	1,485
Balance at March 31, 2014	6,349,804	63	8,000,000	80	0	(50,967)	112	(50,712)

The accompanying notes are an integral part of these consolidated financial statements.

ECVISION (INTERNATIONAL) INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Amounts in thousands of US$)

1	Organisation

ecVision (International) Inc. (the "Company") and its subsidiaries (collectively, the "Group") are primarily engaged in the development, production and sale of business-to-business software and in the provision of management solutions for corporate computer systems. The principal business was founded in December 1997 and the Company was incorporated in the Cayman Islands on April 18, 2000. The Group commenced its sales of software and provision of services in 1998. The Group develops all of its software in Hong Kong and the People’s Republic of China (the “PRC”) and provides marketing and distribution support in the countries it has a presence in. The Company has subsidiaries in the United States of America (the “US”) and in the Asia Pacific region.

2	Summary of significant accounting policies

(a)	Basis of presentation

The consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America.

(b)    Principles of consolidation

The accompanying consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries, after eliminations of all intercompany accounts and transactions.

(c)    Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The most significant estimates with regards to these consolidated financial statements include, but are not limited to, impairment of trade receivables and income taxes. Actual results could differ from those estimates and assumptions.

(d)    Cash and cash equivalents

The Group considers all highly liquid investments with original maturity of three months or less when purchased to be cash and cash equivalents.

(e)    Plant and equipment and depreciation

Plant and equipment is stated at cost less accumulated depreciation and any accumulated impairment losses. The cost of an item of plant and equipment comprises its purchase price and any directly attributable costs of bringing the asset to its working condition and location for its intended use. Expenditure incurred after an item of plant and equipment has been put into operation, such as repairs and maintenance, is normally charged to the consolidated statement of income in the period in which it is incurred. In situations where it can be clearly demonstrated that the expenditure has resulted in an increase in the future economic benefits expected to be obtained from the use of an item of plant and equipment, and where the cost of the item can be measured reliably, the expenditure is capitalized as an additional cost of that asset. Depreciation of plant and equipment is computed using the straight-line method over the asset's estimated useful life. The estimated useful lives used are as follows:

Computer equipment	2 years

Furniture, fixtures and equipment	5 years

Leasehold improvements	3 years or over the shorter of the lease term

Motor vehicles	3 years

An item of plant and equipment is derecognized upon disposal or when no future economic benefits are expected to arise from the continued use of the asset. The gain or loss arising on derecognition of an item of plant and equipment, calculated as the difference between the net disposal proceeds and the carrying amount of the item, is included in the consolidated statement of income in the period the item is derecognized.

(f)    Impairment of long-lived assets

The Group evaluates long-lived assets, including plant and equipment, for impairment whenever events or changes in circumstances (such as a significant adverse change to market conditions that will have impact on the future use

ECVISION (INTERNATIONAL) INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Amounts in thousands of US$)

2    Summary of significant accounting policies (Continued)

of the assets) indicate that the carrying amount of an asset or a group of long-lived assets may not be recoverable in accordance with Accounting Standard Codification (“ASC”) 360-10-35. When these events occur, the Group evaluates the impairment by comparing the carrying amount of the assets to future undiscounted net cash flows expected to result from the use of the assets and their eventual disposition. If the sum of the expected undiscounted cash flow is less than the carrying amount of the assets, the Group would recognize an impairment loss based on the excess of the carrying amount of the assets over its fair value.

(g)    Foreign currency translation

The functional currency of the Company is the United States dollar (“US$”). The functional currencies of the Group's subsidiaries are the respective local currencies. On consolidation, the financial statements of the Company's subsidiaries have been translated into United States dollars in accordance with ASC 830-10. All balance sheet accounts are translated using the exchange rates in effect at the balance sheet date. Statement of income amounts are translated using the average rates of exchange during the year. The translation differences arising there from are included as a component of accumulated other comprehensive income within stockholders’ equity.

Foreign currency transactions are translated at the applicable rates of exchange ruling at the transaction dates. Monetary assets and liabilities denominated in foreign currencies at the balance sheet date are translated at the applicable rates of exchange ruling at that date with any foreign exchange gains or losses recorded in the consolidated statement of income.

(h)    Advertising expenses

Advertising expenses are charged to the consolidated statement of income when incurred and are included in selling, general and administrative expenses. Advertising expenses charged to the consolidated statement of income amounted to US$407 for the year ended March 31, 2014.

(i)    Research and development costs

Under ASC 985-20, research and development costs are expensed as incurred until technological feasibility has been established. The Group has not capitalized any software development costs. Research and development costs charged to the consolidated statement of income amounted to US$2,024 for the year ended March 31, 2014.

(j)	Shipping and handling

Costs related to shipping and handling are included in cost of revenues of all periods presented.

(k)	Revenue recognition

The Group generates revenue from the provision of software licenses and maintenance services, professional services, and application management services.

Software licenses and maintenance services revenue consists of up-front one-time license payments where no continuing obligations exist and ongoing time based licenses to use the Group's software solutions. Revenue from up-front licence is recognized upon delivery. In instances where the license agreements provide for ongoing post-contract support, rights to unspecified upgrades and updates as provided by the Group (collectively the “post-contract customer support”) and the service deliverable cannot be separated from the software license deliverable, revenue from software licenses is recognized ratably over the period of the post-contract customer support.

Maintenance services revenue is recognized ratably over the contract terms beginning on the commencement date of each contract, which is the date service is made available to customers.

Where applicable, the Group recognizes revenue using the residual method in accordance with ASC 985-605. Under the residual method, the arrangement fee is recognized as follows: (1) the total fair value of the undelivered elements, as indicated by VSOE, is deferred, and (2) the difference between the total arrangement fee and the amount deferred for the undelivered elements is recognized as revenue related to the delivered elements, effectively resulting in allocation of the entire discount to the delivered elements.

ECVISION (INTERNATIONAL) INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Amounts in thousands of US$)

2    Summary of significant accounting policies (Continued)

Application management services revenue consists of monthly recurring fees for hosting services and is recognized ratably as the services are performed. The Group's application management services provide customers with the rights to access applications and hardware, customer services, and in some circumstances the rights to upgrades and updates. Customers generally do not have the right to take possession of the software at any time during the hosting agreement.

Professional services and other revenues include revenues from consulting services, training, and post-contract support. Revenue from consulting services is recognized using the percentage-of-completion method for fixed-fee arrangements under the cost-to-cost method or as the services is provided for time-and-materials arrangements. Losses resulting from fixed-fee contracts are recorded at the time such losses are known. Revenue from customer training and education is recognized at the date the services are performed. Revenue from post-contract support, that is, unspecified upgrades and telephone support is recognized ratably over the period the support is provided.

Multiple‑Deliverable Arrangements
The Group enters into arrangements with multiple deliverables that generally include application management services and professional services (primarily implementation). Arrangement consideration is allocated to deliverables based on their relative selling price.
The Group allocates revenue to each element in an arrangement based on a selling price hierarchy. The selling price for a deliverable is based on its vendor specific objective evidence (VSOE), if available, third party evidence (TPE), if VSOE is not available, or estimated selling prices (ESP), if neither VSOE nor TPE is available. As the Group has been unable to establish VSOE or TPE for the elements of its arrangements, the Group establishes the ESP for each element primarily by considering various factors such as gross margin objectives, pricing practice and growth strategy. The Group has established processes to determine ESP and allocate revenue in multiple arrangements using ESP.
An analysis of revenue is as follows:

2014
US$

Software licenses and maintenance services	548
Professional services	6,317
Application management services	5,592
Total revenue	12,457

(l)	Deferred revenue

Deferred revenue represents cash received or receivable for services in advance of the services being rendered.

(m)	Stock-based compensation expenses

The Group follows ASC 718, whereby entities are required to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award (with limited exceptions). Such cost is recognized over the period during which an employee is required to provide service, known as the requisite service period (usually the vesting period), in exchange for the award. The grant-date fair value of employee share options are estimated using option-pricing models. If an equity award is modified after the grant date, incremental compensation cost is recognized in an amount equal to the excess of the fair value of the modified award over the fair value of the original award immediately before the modification.

(n)	Income taxes

The Group accounts for income tax using the liability method. Under this method, deferred tax assets and liabilities are determined based on the difference between the financial reporting and tax bases of assets and liabilities using enacted tax rates that will be in effect in the year in which the differences are expected to reverse. The Group records a valuation allowance to offset deferred tax assets if based on the weight of available evidence, it is more-likely-than-not that some portion, or all, of the deferred tax assets will not be realized. The effect on deferred taxes

ECVISION (INTERNATIONAL) INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Amounts in thousands of US$)

2	Summary of significant accounting policies (Continued)

of a change in tax rates is recognized as income in the period that includes the enactment date. The Group has no material uncertain tax positions as of March 31, 2014.

The Group recorded its possible interest and penalties due to any underpayment of income taxes, if and when required, in interest expense and other expenses, respectively.

(o)	Accounts receivable and provision for doubtful accounts

Accounts receivable is carried at their original amount less provision for doubtful accounts. The provision for doubtful accounts is established based on the Group's credit control policies. Provision is made based upon regular reviews of all significant outstanding invoices. In addition, invoices not specifically reviewed are provided for at differing rates, based upon the age of the receivable. The determination of these rates is based upon the Group’s historical collection experience and assessment of the economic environment in which the customer is situated. Receivables more than 90 days past due are normally provided for unless collection is deemed probable. If the assessments made and historical data used to calculate the provision for doubtful accounts does not reflect the ability to collect the outstanding receivables, additional provision for doubtful accounts may be needed, and the future results of operations could be materially affected.

(p)	Retirement benefits

Retirement cost contributions relating to defined contribution plans are made based on a percentage of the employees' salaries and are charged to the consolidated statement of income as they become payable.

(q)	Leases

Leases where substantially all the rewards and risks of ownership remain with the lessor are accounted for as operating leases. Payments made under operating leases net of any incentives received from the lessors are charged to the consolidated statement of income on a straight-line basis over the period of the relevant leases.

A lease is classified as a capital lease at its inception if any of the following criteria are satisfied:

•	The lease transfers ownership of the property to the lessee by the end of the lease term.

•	The lease contains a bargain purchase option.

•	The lease term is equal to 75 percent or more of the estimated economic life of the leased property.

•	The present value at the beginning of the lease term of the minimum lease payments, excluding that portion of the payments representing executory costs such as insurance, maintenance, and taxes to be paid by the lessor, including any profit thereon, equals or exceeds 90 percent of the excess of the fair value of the leased property to the lessor at lease inception over any related investment tax credit retained by the lessor and expected to be realized by the lessor.

(r)	Recently issued accounting standards

In April 2015, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) No. 2015-03, Simplifying the Presentation of Debt Issuance Costs. The accounting guidance requires that debt issuance costs related to a recognized debt liability be reported on the balance sheet as a direct deduction from the carrying amount of that debt liability. The guidance is effective for us beginning in the first quarter of fiscal 2016 and early adoption is permitted. The adoption of this accounting guidance is not expected to have a material impact on our consolidated financial statements.

In May 2014, the FASB issued a new revenue recognition standard entitled “Revenue from Contracts with Customers.” The objective of the standard is to establish the principles that an entity shall apply to report useful information to users of financial statements about the nature, amount, timing, and uncertainty of revenue and cash flows from a contract with a customer. The standard is effective for annual reporting periods beginning after December 15, 2017, which for us is January 1, 2018. Earlier application is not permitted. The standard allows for either “full retrospective” adoption, meaning the standard is applied to all periods presented, or “modified retrospective” adoption, meaning the standard is applied only to the most current period presented in the financial

ECVISION (INTERNATIONAL) INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Amounts in thousands of US$)

2	Summary of significant accounting policies (Continued)

statements. We are currently assessing which method we will choose for adoption, and are evaluating the impact of the adoption on our consolidated results of operations and financial position.

In July 2013, the FASB issued ASU No. 2013-11, “Presentation of an Unrecognized Tax Benefit when a Net Operating Loss Carryforward, a Similar Tax Loss, or a Tax Credit Carryforward Exists.” This standard requires an entity to present unrecognized tax benefits as a reduction to deferred tax assets when a net operating loss carryforward, similar tax loss or a tax credit carryforward exists, with limited exceptions. This standard is effective for fiscal years beginning on or after December 15, 2013, and for interim periods within those fiscal years. We are currently assessing the potential impact of ASU No. 2013-11 on our consolidated financial statements.

In March 2013, the FASB issued guidance on when foreign currency translation adjustments should be released to net income. When a parent entity ceases to have a controlling financial interest in a subsidiary or group of assets that is a business within a foreign entity, the parent is required to release any related cumulative translation adjustment into net income. Accordingly, the cumulative translation adjustment should be released into net income only if the sale or transfer results in the complete or substantially complete liquidation of the foreign entity in which the subsidiary or group of assets had resided. The guidance was effective for all annual periods beginning after December 15, 2014 on a prospective basis. It is not expected to have a material impact on the consolidated financial results.

In February 2013, the FASB issued guidance for the recognition, measurement and disclosure of obligations resulting from joint and several liability arrangements for which the total amount of the obligation within the scope of the guidance is fixed at the reporting date. Examples include debt arrangements, other contractual obligations and settled litigation matters. The guidance requires an entity to measure such obligations as the sum of the amount that the reporting entity agreed to pay on the basis of its arrangement among its co-obligors plus additional amounts the reporting entity expects to pay on behalf of its co-obligors. The guidance was effective for all annual periods beginning after December 15, 2014 and is not expected to have a material impact in the consolidated financial results.

3    Cash and cash equivalents

Cash and cash equivalents comprise:

2014
US$

Cash on hand and at banks	3,980

4	Accounts receivable

The movements in provision for doubtful accounts are as follows:

2014
US$

At the beginning of the year	44
Allowance of accounts receivable	152
Amount written off as uncollectible	(61)
At the end of the year	135

ECVISION (INTERNATIONAL) INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Amounts in thousands of US$)

5	Plant and equipment

Plant and equipment comprises:

2014
US$

Computer equipment	1,325
Furniture, fixture and equipment	323
Leasehold improvements	430
Motor vehicles	18
2,096
Less: Accumulated depreciation	(1,640)
456

6	Share capital and redeemable convertible preferred stocks

Convertible preferred stocks at March 31, 2014 consisted of the following:

	Shares
	Authorized	Outstanding

Series A	8,000,000	8,000,000
Series B	7,404,762	7,404,762
	15,404,762	15,404,762

The rights with respect to Series A and Series B stocks are as follows:

(a)	Voting

Each of the Series A and Series B stocks has voting rights equal to that of common stock on an as-if-converted basis. The holders of a majority of the outstanding stocks of Series A, voting as a class individually, shall be entitled to elect one member of the Board of Directors of the Company. The holders of a majority of the outstanding stocks of Series B, voting as a class individually, shall be entitled to elect three members of the Board of Directors of the Company.

(b)	Dividends

Each holder of the outstanding Series B convertible preferred stock shall be entitled to receive payment of dividends from the profits of the Company, in preference to the holders of Series A convertible preferred and common stocks.

Each holder of the outstanding Series A convertible preferred stock shall be entitled to receive payment of dividends from the profits of the Company, in preference to the holders of common stocks.

(c)	Liquidation

On return of assets upon liquidation or dissolution of the Company, the Series B convertible preferred stockholders shall be entitled to be paid out of the assets of the Company an amount per Series B convertible preferred stock equal to the original issue price plus any declared but unpaid dividends on the Series B convertible preferred stocks for each Series B convertible preferred stock held by them, in priority to the holders of Series A convertible preferred stock and holders of common stocks and to participate equally with the holders of the common stocks in the surplus assets of the Company. The original issue price of Series B convertible preferred stock was US$0.45 per share.

On return of assets upon liquidation or dissolution of the Company, the Series A convertible preferred stockholders shall be entitled to be paid out of the assets of the Company an amount per Series A convertible preferred stock

ECVISION (INTERNATIONAL) INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Amounts in thousands of US$)

6	Share capital and redeemable convertible preferred stocks (Continued)

equal to the original issue price plus any declared but unpaid dividends on the Series A convertible preferred stocks for each Series A convertible preferred stock held by them, in priority to the holders of common stocks and to participate equally with the holders of the common stocks in the surplus assets of the Company. The original issue price of Series A convertible preferred stock was US$0.20 per share.

(d)	Conversion

Each holder of the Series A and Series B preferred stocks can convert the convertible preferred stocks into fully-paid and non-assessable common stocks at the option of the holder. The number of common stocks to which a holder of preferred stocks shall be entitled upon conversion shall be equal to the number of preferred stocks multiplied by the quotient obtained from dividing the original issue price by the conversion price.

Each Series A and Series B preferred stocks shall automatically be converted into common stocks based on the effective applicable Series A and Series B conversion price immediately upon the Company's first firm commitment under written public offering on a recognized stock exchange in which the Company is valued on a pre-money basis of at least US$100 million, the net cash proceeds to the Company are at least US$30 million and an underwriter approved by the Board of Directors of the Company shall be used in connection with such public offering. Upon any such automatic conversion, declared and unpaid dividends shall be paid.

(e)	Redemption Rights

The Preferred B shareholders shall have preference to the Preferred A shareholders. Preferred B shareholders shall have the right at its option to exercise the redemption rights in respect of any or all its holding of such shares at any time following the third anniversary of the issuance of such shares if no qualified initial public offering has taken place prior to such date. No Preferred B shares shall be redeemed otherwise than out of distributable profits of the Company or in such other manner (including out of capital) as is permitted by the companies law of the Cayman Islands.

The Preferred A shareholders shall, subject to the redemption of all Preferred B Shares, shall have the right at its option to exercise the redemption rights in respect of any or all of its holding of such shares on May 18, 2004 or at any time within one (1) year of such date. Such redemption right has lapsed at March 31, 2014.

The redemption value calculation consists of taking the number of Series B preferred shares at the issue price on the date of the issue of May 26, 2000 compounded annually by a ten percent dividend.

The Company determined it was appropriate to classify its Series B redeemable convertible preferred stock outside of permanent equity on the consolidated balance sheet.

7	Stock-based compensation

On June 2, 2000, the Company adopted a share option scheme under which the Directors of the Company may, at their discretion, offer any employee options to subscribe for common stocks of the Company. The maximum option term is 10 years. 25% of the options granted become exercisable one year from the grant date and the remaining options become exercisable in an equal monthly amount over the following three years.

ECVISION (INTERNATIONAL) INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Amounts in thousands of US$)

7	Stock-based compensation (Continued)

A summary of the status of the Company's share option scheme is as follows:

	2014
	Options outstanding	Weighted- average exercise price
	(Number)	(US$)

Outstanding at the beginning of the year	1,823,500	0.15

Forfeited	(13,000)	0.15

Outstanding at the end of the year	1,810,500	0.15

The following table summarizes information about stock options outstanding at 2014:

Exercise prices	Number of options outstanding at March 31, 2014	Weighted average remaining contractual life	Number of options exercisable at March 31, 2014
(US$ per share)		(in years)

0.15	1,810,500	5.2	1,697,344

There were no options granted during the year ended March 31, 2014.

2014
US$

Stock-based compensation expense	1

Tax impact	-

Reduction in net income	1

As of March 31, 2014, the total compensation cost related to non-vested awards not yet recognized and the weighted-average period over which it is expected to be recognized is US$0.4 and 3 months respectively.

ECVISION (INTERNATIONAL) INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Amounts in thousands of US$)

8	Income taxes

The Company is a tax exempted company incorporated in the Cayman Islands and is not subject to taxation under the current Cayman Islands law. Major subsidiaries operating in Hong Kong, the PRC and the US are subject to income taxes.

Significant components of deferred income tax assets and liabilities are as follows:

2014
US$

Deferred tax assets:
Operating loss carry forwards	2,127

Total deferred tax assets	2,127
Valuation allowance for deferred tax assets	(2,127)
Net deferred tax assets	-

A reconciliation of the income tax expense applicable to income/(loss) before tax using the Hong Kong statutory income (tax rate for the jurisdiction in which the Group’s most significant operations are domiciled) to the tax amount at the Group’s effective tax rate is as follows:

2014
US$

Income/(loss) before income taxes	1,485

Income tax expense at the Hong Kong statutory income tax rate of 16.5%	245
Foreign rate differential from offshore activities	(61)
Non-taxable interest income	(1)
Non-deductible expenses	166
Utilisation of previously unrecognized tax losses	(354)
Tax losses not recognized	5
Total income tax amount at the Group’s effective income tax rate of 0%	-

The Group does not believe that sufficient objective, positive evidence currently exists to conclude that the recoverability of all of its net deferred tax assets is more likely than not. Consequently, the Group has provided a valuation allowance of US$2,127 as at March 31, 2014 to cover its net deferred tax assets.

At March 31, 2014, the Group had total tax losses arising in Hong Kong of approximately US$3,683 and the United States of America of approximately US$4,340, respectively, subject to the agreement by the respective tax authorities. The tax losses arising in Hong Kong are available indefinitely for offsetting against future taxable profits arising in Hong Kong of the company in which the losses arose. Under the tax rules in the United States of America, tax losses can be carried forward for twenty years from the year in which the losses arose for offsetting against future taxable profits of the tax entity in which the losses arose.

ECVISION (INTERNATIONAL) INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Amounts in thousands of US$)

9	Employee benefits

The Group operates several defined contribution plans for its employees employed in the United States of America and the Asia Pacific region.

A defined contribution Mandatory Provident Fund retirement benefits scheme (the “Scheme”) was established under the Hong Kong Mandatory Provident Fund Schemes Ordinance in December 2000 for the Company's subsidiaries in Hong Kong. The assets of the Scheme are held separately from those of the Company in independently administered funds. The Company's gross contributions to the Scheme amounted to US$177 for the year ended March 31, 2014.

10	Concentration of credit risk

Financial instruments that potentially subject the Group to concentrations of credit risk consist primarily of cash and cash equivalents, time deposits and accounts receivable. The Group places its cash and cash equivalents and time deposits with high quality financial institutions and limits the amount of credit exposure with any one institution. Concentrations of credit risk with respect to accounts receivable are limited, except for the Group’s largest customer because a large number of geographically diverse customers make up the Group’s customer base, thus spreading the trade credit risk. At balance sheet date, 19% of the Group’s accounts receivable were due from the Group’s largest customer. The Group controls credit risk through credit approvals, credit limits and monitoring procedures. The Group performs credit evaluations of its customers but does not require collateral to support accounts receivable. The Group makes provision for doubtful accounts primarily based on the age of receivables and factors surrounding the customers’ credit risk.

11	Commitments

The Group leases office and residential space in various locations under operating leases expiring in the year ending March 31, 2018. Total rental expenses under operating leases were US$608 for the year ended March 31, 2014. The minimum rental payments required under operating leases that have initial or remaining non-cancellable lease terms as at March 31, 2014 were as follows:

Year ending March 31:	US$

2015	694
2016	690
2017	650
2018	284
Total minimum future lease payments	2,318

12    Financial instruments

The carrying amounts of the Group’s financial assets and financial liabilities as at March 31, 2014 approximated their fair values because of their short maturities.

13    Related Party Transactions

Related party transactions occurred during the year between the Company and entities owned by a significant shareholder. The amounts reported in the financial statements related to these entities are as follows:

Year ending March 31:	US$
Software licenses and maintenance services	4
Professional services	330
Application management services	55
Total	389

ECVISION (INTERNATIONAL) INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Amounts in thousands of US$)

14    Subsequent events

The Company has performed an evaluation of subsequent events through June 27, 2014, which is the date the financial statements were available to be issued. For the reissuance of the financial statements, the Company has evaluated subsequent events and transactions for potential recognition for disclosures through May 18, 2015.

On March 2, 2015, we entered into and were acquired by Amber Road, Inc, a United States Company with international subsidiaries pursuant to a merger transaction whereby the Company became a wholly-owned subsidiary of Amber Road Inc. Amber Road Inc. is a leading provider of a cloud-based global trade management solution, including modules for logistics contract and rate management, supply chain visibility and event management, international trade compliance, and Global Knowledge trade content database to importers and exporters, nonvessel owning common carriers (resellers), and ocean carriers.

As a result of this transaction all common stock, Series A and Series B preferred stocks will be eliminated and distributed to the stockholders in accordance with the Merger Agreement. Additionally, as a result of the agreement the stock option scheme established in June 2000 will be eliminated.